Sheet1

ML California Municipal Series Trust
Series Number: 1
File Number: 811-4264
CIK Number: 765199
Merrill Lynch California Insured Municipal Bond Fund
For the Period Ending: 08/31/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended August 31, 2001.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

03/13/2001	$1,500	CAL HSG FIN AGY REV	1.75%	02/01/2026

Last Updated on 10/29/2001
By Karen Lang